BY LAWS

                                       OF


                               IVY NAVIGATION LTD


                                    ARTICLE I


                  SECTION 1. Registered Office. -- The registered office of the corporation shall be in Monrovia, Republic of Liberia.

                  SECTION 2. Other Offices. -- The corporation may also have offices at such other places as the board of directors may from time to time appoint or the business may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. Place of Meeting. -- All meetings of the stockholders of the corporation shall be held at the office of the corporation in the Republic of Liberia unless otherwise specified in the notice thereof or waiver of notice; provided , however, that this is subject to Section 4 of this Article; and provided further that the directors, by the affirmative vote of a majority of their number, may change the place for the holding of the stockholders' meeting to any place without the Republic of Liberia.

                  SECTION 2. Annual Meeting. -- Subject to the provisions of Sections 1 and 4 of this Article, the Annual Meeting of the stockholders of the corporation is hereby designated to be held at its office in the Republic of Liberia, unless otherwise specified in the notice thereof or waiver of notice thereof, at the hour of two o' clock in the afternoon, on the 21st day of February in the year 1996, and in each year thereafter if not a legal holiday, and if a legal holiday, then on the next succeeding day, not a legal holiday, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting. If for any reason said meeting shall not to be held at the time herein provided, the same may be held at any time thereafter, upon notice or waiver of notice as herein after provided , or the business thereof may be transacted at any special meeting called for that purpose.

                  SECTION 3. Special Meetings. -- Special meetings of the stockholders may be called by the president, or by the order of the Board of Directors, whenever they deem it necessary, and it shall be their duty to order and call such meeting whenever persons holding not less than one-fifth of the outstanding capital stock of the corporation entitled to be voted at such meeting shall in writing request the same. The business of such special meeting shall be confined to the objects stated in the notice thereof.




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                  SECTION 4. Notice of Meetings.-- Notice of the time and place of the annual and of any special meeting of the stockholders shall be given by the secretary to each stockholder entitled to vote at such meeting by posting the time in a postage prepaid letter addressed to each such stockholder at the address left with the secretary of the corporation, or at his last known address, or by delivering the same personally, at least thirty days prior to such meeting. The notice of a special meeting shall also set forth the objects of the meeting. All or any of the stockholders may waive notice of any meeting, before or after the holding of such meeting, and the presence of a stockholder at any meeting, in person or by proxy, shall be deemed a waiver of notice thereof by him. Meetings of the stockholders may be held at any time and place for any purpose, without notice, when all of the stockholders entitled to vote at such meetings are present in person or by proxy or when all of such stockholders waive notice and consent to the holding of such meeting.

                  SECTION 5. Voting at Stockholders' Meetings. -- At all meetings of the Stockholders, each holder of stock of the corporation having the right to vote at such meeting shall be entitled to one vote for each share standing registered in his name at the time of the closing of the transfer books for said meeting, or if such transfer books shall not have been closed then for each such share of stock standing registered in his name at the time fixed by the board of directors as prescribed in Section 6 of Article VI of these by-laws.

                  In the case of shares issued to bearer, the bearer of a certificate or certificates representing such shares entitled to vote, shall be entitled to one vote at any meeting of the stockholders for each share of stock entitled to vote at such meeting, represented by such certificate, upon presentation of such meeting of such certificate or certificates , or upon other evidence of ownership as may be prescribed by the board of directors.

                  SECTION 6. Proxies. -- Each holder of stock shall be entitled to one vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholder, or by duly authorized attorney.

                  SECTION 7. Manner of voting. -- All elections shall be by ballot, and all questions shall be decided by a majority vote.

                  SECTION 8. Stock Register. -- The officer of agent having charge of the stock register shall keep a complete alphabetical list of the stockholders entitled to vote, together with the residence of each and the number of shares held by each , which list and stock register shall be kept on file at any office of the corporation. The stock register shall be the only evidence as to who are the stockholders entitled to vote at any meeting of the stockholders thereof. In the case of shares issued to bearer such stock register shall state the number of shares so issued, the date of issue, and that such shares are fully paid and non-assessable.

                  SECTION 9. Quorum. -- The holders for the time being of a majority of the total number of shares of stock issued and out-standing and entitled to be voted at any meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business, unless the representation of a large number shall be required by law. In the absence of a quorum, the stockholders attending or represented at the time and place at which a meeting shall have been called, may adjourn the meeting from time to time until a quorum shall be present. At any such



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adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted by a quorum of stockholders at the meeting as originally convened.

                  SECTION 10. Presiding officer and secretary -- The President, and in his absence, any vice-president, shall call meetings of the stockholders to order and shall act as a chairman of such meetings ; but, in the absence of the President and the vice-president , the board of directors may appoint any stockholder to act as chairman of the meeting, and , in default of an appointment by the board of directors of a chairman, the stockholders may elect a chairman to preside at the meeting. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in his absence the presiding officer of the stockholders may appoint any person to act as secretary of the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 1. Election, Qualification and Vacancies. -- The property and business of the corporation shall be managed and controlled by the board of directors ,which shall consist of three (3) members as may from time to time be determined by the stockholders. They shall be elected by the stockholders, and shall serve for one year or until the election and qualification of their successor. In the event of a vacancy in the board of directors through death, resignation, disqualification or other cause, the remaining directors, by the affirmative vote of a majority thereof, shall have the power to fill such vacancy for any unexpired term. Directors may act and vote either in person or by proxy. In case though that all shares are owned by one person, then, there may be elected a Sole Director, having the same authority as of that of the Board of Directors.

                  SECTION 2. Place of meeting. -- Any meeting of the board of directors may be held at such places as may be from time to time established by resolution of the board or which may be agreed to in writing by all the directors of the corporation.

                  SECTION 3. Regular Meetings. -- Regular meetings of the board shall be held upon such notice , or without notice , as the board of directors may by resolution from time to time determine.

                  SECTION 4. Special Meetings. -- Special Meetings of the board shall be held whenever called by the President on two days notice to each director, either in person or by mail or by telegraph or by fax or by telephone. Special meetings of the board may be held for any purpose, without notice, whenever all the directors are present by telephone inclusive , or shall waive notice of and consent to the holding of such meeting.

                  SECTION 5. Quorum. -- A majority of the directors elected shall constitute a quorum for the transaction of business. In the absence of a quorum , the directors present in person, or by proxy, at the time and place at which the meeting shall have been called may adjourn the meeting from time to time, and from place to place until a quorum shall be present. The act of a majority of the directors present in person or by proxy at a meeting at which a quorum is present shall be the act of the board of directors.



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                  SECTION 6. Compensation. -- The directors, as such, shall not receive any stated salary for their services, but by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation thereof. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  SECTION 7. Voting Other Shares. -- The directors shall have power to determine who shall be entitled to vote in the name and behalf of the corporation upon, or to assign, and transfer, ant shares of stock, bonds, or other securities of other companies held by the corporation.

                                   ARTICLE IV

                              EXECUTIVE COMMITTEE.

                  SECTION 1. Appointment and Vacancies.-- There may be an executive committee of two or more directors of whom the president shall be one designated by resolution passed by a majority of the whole board. Vacancies in the membership of said committee shall be filled by the board and directors at a regular meeting, or at a special meeting called for that purpose.

                  SECTION 2. Meetings and Powers. -- The executive committee may meet at stated times or on notice to all by any of their own number. During the intervals between meetings of the board such committee shall advice with and aid the officers of the corporation in all matters concerning Its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the board of directors from time to time. The board may delegate to such committee authority to exercise all the powers of the board while the board is not in session.

                  SECTION 3. Minutes. -- The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.


                                    ARTICLE V

                                    OFFICERS.

                  SECTION 1. Election, Term, and Vacancies -- The board of directors shall appoint a president, a secretary and a treasurer for the corporation. The board of directors may also appoint, from time to time, a vice-president and/or 2nd vice-president and such Assistant secretaries, Assistant Treasurer and other officers, agents, factors and employees as may be deemed necessary. Officers elected by the board of shall hold office for one year, or until their successors are elected and qualify, provided, that any officer may be removed at any time by the affirmative vote of a majority of the whole board. Vacancies occurring among the officers of the corporation shall be filled, and their salaries fixed, by the board of directors. No officer need be a director, and any person may hold two or more offices, except those of the President and Vise-President.



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                  SECTION 2. President.-- The President shall be the chief
executive officer of the corporation, and shall preside at all meetings of the stockholders and directors. He shall have general and active management of the business of the corporation, subject to the board of directors, and shall see that all orders and resolutions of the board are carried into effect. He shall execute contracts and other obligations authorized by the board, and may, without previous authority of the board, make such contracts as the ordinary business of the corporation shall require. He shall have the usual powers and duties vested in the office of President of a corporation, but may delegate any of his powers to the vice-president. He shall have the power to select and appoint all necessary officers and servants of the corporation, except those selected by the board of directors, and to remove all such officers and servants, except those selected by the boars of directors, and make new appointments to fill the vacancies.

                  SECTION 3. Vice-President -- The vice-president , if any, shall be vested with all the powers and require to perform all the duties of the President, in the event of the latter absence or disability, and also such of said powers and duties as the president from time to time delegate to him. He shall have such other powers and perform such other duties as may be assigned to him by the board of directors. The 2nd vice-president, if any, shall be vested with all powers and required to perform all the duties of the president in the event of the absence or disability of both the president and the vice-president, and also of such powers and duties as the president may from time to time delegate to him or which he may have assigned to him by the board of directors.

                  SECTION 4. Secretary. -- The secretary shall attend all meetings of the stockholders, of the board of directors and of the executive committee, and record the votes and proceedings of such meetings, in a book to be kept for that purpose. He shall keep the corporate seal in safe custody and affix it to any instrument requiring the same. He shall attend to the giving and serving of notices of meetings, and shall have charge of such books and papers as properly belong to his office, or as may be committed to his care by the board of directors or executive committee. He shall also perform such other duties as appertain to his office or as may be required by the board of directors. The assistant secretary , if any, shall be vested with all of the powers and required to perform all of the duties of the secretary in the event of the latter absence or disability and also such of said powers or duties as the president or board of directors may from time to time delegate to him.

                  SECTION 5. Treasurer -- The treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designed by the board of directors. He shall disburse the facts of the corporation as may be ordered by the board, taking proper vouchers for such disbursements , and shall render to the president or board of directors, whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the company. The assistant treasurer, if any, shall be vested with all of the powers and required to perform all of the duties of the treasurer in the event of the latter's absence or disability and also such of said power or duties as the president may from time to time delegate to him.

                  SECTION 6. Oaths and Bonds.- The board of directors may by resolution require any officers , agents or employees of the corporation to give oaths or to furnish bonds for the faithful performance of their respective duties.



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                  SECTION 7. Signatures. -- All checks, drafts, or orders for payment of money, and all acceptances, bills of exchange and promissory notes shall be signed by any officer or officers of the company designated by resolution of the board of directors.

                  SECTION 8. Vacancies. -- Vacancies occurring in any of the offices of the company may be filled for the unexpired term by the original appointive power.

                  SECTION 9. Delegation of Duties. -- In the event of death, resignation, retirement, disqualification, disability, sickness, absence, removal from office or refusal to act of any officer or agent of the corporation, or for any reason that the board of directors or executive committee may delegate the powers and duties of such officer or agent to any other officer or agent, or to any director, for the time being.

                                   ARTICLE VI

                                 SHARES OF STOCK

                  SECTION 1. Certificates of stock. -- All certificates for shares of the capital stock of the company shall be in such form, not inconsistent with the law and the articles of incorporation of the company, as may be approved by the board of directors, and be signed by the president or vice-president and by the secretary or treasurer of the company. All certificates of stock shall be consecutively numbered, and the name of the persons owning the shares represented thereby, to together with the number of such shares and the date of issue, shall be entered on the books of the company.

                  SECTION 2. Bearer shares -- Shares may be issued to bearer only if they are fully paid and not-assessable.

                  SECTION 3. Registered Stockholders. -- The corporation shall be entitled to treat the holder of record of any share or shares of stocking this company as the holder in fact thereof, and shall not be bound to recognize any equitable or other reclaim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the Republic of Liberia.

                  SECTION 4. Bearer Register -- In the case of shares issued to bearer , the stock register shall state the number of shares issued, the date of issue, and that such shares are fully paid and non-assessable.

                  SECTION 5. Canceled and Lost Certificate . -- All surrendered certificates of stock shall be canceled, and no new certificate shall be issued until a like certificate for the same number of shares shall have been surrendered and canceled. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and shall advertise the same in such matter as the board of directors may require, give the corporation a bond of indemnity in such sum as they may direct, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.



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                  SECTION 6. Transfers of Shares. -- Transfers of stock shall be made on the books of the corporation by the holder in person or by attorney, upon the surrender and cancellation of the certificate or certificates for such shares; but the board of directors may appoint a bank or trust company to act as the transfer agent or registrar of transfers of such certificates. The transfer books of the company may be closed for such period as the board of directors shall direct but not exceeding forty days prior to the day of the annual or any special meeting of the stockholders, and may also be closed by the board for such time as may be deemed advisable for dividend purposes, during which time no stock shall be transferable. The directors may also fix a day no more than forty days prior to the holding of any meeting as the day of which stockholders, other than the holders of shares issued to bearer, entitled to notice of and to vote at such meeting shall be determined, in which event, only stockholders of record on such day shall be entitled to notice of vote at such meeting. Shares issued to bearer shall be transferable by delivery of the certificate or certificates representing such shares.

                  SECTION 7. Addresses of Stockholders. -- Every stockholder shall furnish the secretary with an address to which notices of meetings and all other notices may be addressed, but in default thereof, such notices may be sent to stockholders at their last known address or at the principal office of the company, except as provided in the second paragraph of Section 4 of Article 11 of these by-laws.

                  SECTION 8. Regulations. -- The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient governing the issue, transfer and registration of the certificates for shares of the capital stock of the company.


                                  ARTICLE VIII

                                    DIVIDENDS

                  SECTION 1. Dividends and Reserves. -- Before payment of any dividend or making any distribution of profits, the board of directors may set aside out of the surplus or net profits of the corporation, such sum or sums in their absolute discretion they may deem proper as a reserve fund for depreciation, renewal, repair, and maintenance or for such other purpose as the directors shall think conducive to the interests of the corporation. Dividends upon the issued and outstanding stock of the company may be declared at any regular or special meeting of the board of directors.

                  SECTION 2. Stock Dividends- When the directors shall so determine, dividends may be paid in stock of the corporation; provided the stock requisite for such purpose shall be authorizes and provided, if such stock has not therefore been issued there shall be transferred from surplus to the capital of the corporation an amount at least equal to that for which such stock could be lawfully issued.



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                                  ARTICLE VIII

                               PRE-EMPTIVE RIGHTS

         After the original issue of stock, every stockholder of the corporation shall upon the issuance of any stock of the corporation of the same class as that which has already holds, have the right to purchase his pro-rata share of such stock at the price at which it is offered to others.

                                   ARTICLE IX

                                   FISCAL YEAR

         The fiscal year of the company shall commence on the first day of January in each year.

                                    ARTICLE X

                                 INDEMNIFICATION

         The corporation shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, and (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, in each case to the fullest extent permissible under Section 6.13 of the Republic of Liberian Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendments, only to the extent such amendment permits the corporation to broader indemnification rights than permitted prior thereto). The foregoing right of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                                    ARTICLE XI

                                      SEAL

                  The corporate seal is, and until otherwise ordered and directed by the board of directors shall be an impression upon paper or wax, in the following form:

                                   ARTICLE XII

                                   AMENDMENTS

                  These by-laws may be altered, amended or repealed by the vote of either a majority or the stockholders entitled to vote at any regular or special meeting of the stockholders, or a two-thirds majority of all of the directors at any meeting of the board, provided notice of such proposed alteration, amendment or repeal shall have been included in the notice of such meeting or shall have been waived by all of the stockholders or directors, or at any regular or special meeting of the stockholders or directors at which all of the stockholders or directors are present, without such notice or waiver of notice.